UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 11, 2015 (Date of earliest event reported)

NORANDA ALUMINUM HOLDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067

(Address of Principal Executive Offices, including Zip code)

(615) 771-5700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Other Events.

In connection with the Offering described below, which was consummated on the date hereof, on May 15, 2015, Matthew R. Michelini, Matthew H. Nord, Eric L. Press and Robert J. Kalsow-Ramos resigned from the Board of Directors (the “Board”) of Noranda Aluminum Holding Corporation (the “Company”), subject to and effective upon the consummation of the Offering. Messrs. Michelini, Nord and Press, who were appointed by Apollo, served as directors of the Board since March 27, 2007. Mr. Kalsow-Ramos, who was appointed by Apollo, served as a director of the Company since March 26, 2014. As a result of the Offering, Apollo no longer owns any shares of the Company’s common stock. Following the resignations, the Board consists of eight directors, including the Company’s Chief Executive Officer and seven independent directors. Messrs. Michelini’s, Nord’s, Press’s, and Kalsow-Ramos’s resignations are not the result of any dispute or disagreement with the Company or any of its subsidiaries.

Item 8.01.	Other Events.

On May 15, 2015, Noranda Aluminum Holding Corporation (the “Company”) completed a secondary offering (the “Offering”) of 22,840,000 shares of common stock (the “Shares”) by investment funds affiliated with or managed by Apollo Global Management, LLC. The Company did not receive any of the proceeds from the Offering. The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-193711), filed with the Securities and Exchange Commission on January 31, 2014, and related prospectus supplement dated May 11, 2015.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated May 11, 2015 (the “Underwriting Agreement”), by and among the Company, Apollo Investment Fund VI, L.P., Noranda Holdings, L.P. and Morgan Stanley & Co. LLC, as underwriter. The Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit

Number	Description

99.1	Underwriting Agreement, dated May 11, 2015, by and among the Company, Apollo Investment Fund VI, L.P., Noranda Holdings, L.P. and Morgan Stanley & Co. LLC, as underwriter.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date:	May 15, 2015

By:	/s/ Gail E. Lehman
Gail E. Lehman
Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit

Number	Description

99.1	Underwriting Agreement, dated May 11, 2015, by and among the Company, Apollo Investment Fund VI, L.P., Noranda Holdings, L.P. and Morgan Stanley & Co. LLC, as underwriter.